WELLS FARGO FUNDS TRUST









                                  AGREEMENT AND

                                     PLAN OF

                                 REORGANIZATION
















                            DATED AS OF JULY 18, 2008

     This AGREEMENT AND PLAN OF REORGANIZATION (the "PLAN") is made as of this July 18, 2008, by Wells Fargo Funds Trust ("FUNDS TRUST"), a Delaware statutory trust, for itself and on behalf of each Acquiring Fund and each Target Fund, as indicated in the chart below.

         ---------------------------------------------------- --------------------------------------------------
                             TARGET FUND                                       ACQUIRING FUND
         ---------------------------------------------------- --------------------------------------------------
         LARGE COMPANY CORE FUND*                             GROWTH AND INCOME FUND
                  Class A                                              Class A (formerly Advisor Class)
                  Class B                                              Class B (new class)
                  Class C                                              Class C (new class)
                  Class Z                                              Investor Class
                  Administrator Class                                  Administrator Class
         ---------------------------------------------------- --------------------------------------------------
         EQUITY INDEX FUND*                                   INDEX FUND
                  Class A                                              Class A (new class)
                  Class B                                              Class B (new class)
         ---------------------------------------------------- --------------------------------------------------
         ENDEAVOR LARGE CAP FUND*                             CAPITAL GROWTH FUND
                  Class A                                              Class A
                  Class B                                              Class A
                  Class C                                              Class C
         ---------------------------------------------------- --------------------------------------------------
         ULTRA-SHORT DURATION BOND FUND*                      ULTRA SHORT-TERM INCOME FUND
                  Class A                                              Class A (formerly Advisor Class)
                  Class B                                              Class A (formerly Advisor Class)
                  Class C                                              Class C (new class)
                  Class Z                                              Investor Class
         ---------------------------------------------------- --------------------------------------------------
         OVERSEAS FUND                                        INTERNATIONAL EQUITY FUND
                  Investor Class                                       Investor Class (new class)
                  Institutional Class                                  Institutional Class
         ---------------------------------------------------- --------------------------------------------------
         VALUE FUND                                           C&B LARGE CAP VALUE FUND
                  Class A                                              Class A
                  Class B                                              Class B
                  Class C                                              Class C
                  Investor Class                                       Investor Class (formerly Class D)
                  Administrator Class                                  Administrator Class
         ---------------------------------------------------- --------------------------------------------------
         BALANCED FUND                                        ASSET ALLOCATION FUND
                  Investor Class                                       Class A
         ---------------------------------------------------- --------------------------------------------------
         CORPORATE BOND FUND                                  INCOME PLUS FUND
                  Investor Class                                       Investor Class (new class)
                  Advisor Class                                        Class A
                  Institutional Class                                  Institutional Class (new class)
         ---------------------------------------------------- --------------------------------------------------
         INTERMEDIATE GOVERNMENT INCOME FUND                  GOVERNMENT SECURITIES FUND
                  Class A                                              Class A (formerly Advisor Class)
                  Class B                                              Class B (new class)
                  Class C                                              Class C
                  Administrator Class                                  Administrator Class
         ---------------------------------------------------- --------------------------------------------------
         HIGH YIELD BOND FUND                                 HIGH INCOME FUND
                  Class A                                              Class A (formerly Advisor Class)
                  Class B                                              Class B (new class)
                  Class C                                              Class C (new class)
         ---------------------------------------------------- --------------------------------------------------

         ---------------------------------------------------- --------------------------------------------------
                             TARGET FUND                                       ACQUIRING FUND
         ---------------------------------------------------- --------------------------------------------------
         NATIONAL TAX-FREE FUND                               MUNICIPAL BOND FUND
                  Class A                                              Class A
                  Class B                                              Class B
                  Class C                                              Class C
                  Administrator Class                                  Administrator Class
         ---------------------------------------------------- --------------------------------------------------
         NATIONAL LIMITED-TERM TAX-FREE FUND                  SHORT-TERM MUNICIPAL BOND FUND
                  Class A                                              Class A (new class)
                  Class B                                              Class A (new class)
                  Class C                                              Class C
                  Administrator Class                                  Class A (new class)
         ---------------------------------------------------- --------------------------------------------------
         *Are not required to be proxied pursuant to Rule 17a-8 under the 1940 Act.

     WHEREAS, Funds Trust is an open-end management investment company registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended (the "1940 ACT");

     WHEREAS, the parties desire that each Acquiring Fund acquire the assets and assume the liabilities of the corresponding Target Fund in exchange for shares of equal value of the Acquiring Fund and the distribution of the shares of the Acquiring Fund to the shareholders of the Target Fund in connection with the liquidation and termination of the Target Fund (the "REORGANIZATION"); and

     WHEREAS, the parties intend that the Reorganization qualify as a "reorganization," within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "CODE"), and that each Fund will be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Reorganization;

     NOW, THEREFORE, in accordance with the mutual promises described herein, the parties agree as follows:

     1.   DEFINITIONS.

          The following terms shall have the following meanings:

1933 ACT............................    The Securities Act of 1933, as amended.

1934 ACT............................    The Securities Exchange Act of 1934, as amended.

ACQUIRING CLASS.....................    The class of the Acquiring Fund's shares that Funds Trust will issue to the shareholders of the Target Fund Class, as set forth above.

ACQUIRING FUND FINANCIAL                The audited financial statements of the Acquiring Fund for its most recently
STATEMENTS..........................    completed fiscal year and the unaudited financial statements of the
                                        Acquiring Fund for its most recently completed semi-annual period.

ASSETS..............................    All property and assets of any kind and all interests, rights, privileges and powers of or attributable to a Fund, whether or not determinable at the appropriate Effective Time and wherever located.  Assets include all cash, cash equivalents, securities, claims (whether absolute or contingent, Known or unknown, accrued or unaccrued or conditional or unmatured), contract rights and receivables (including dividend and interest receivables) owned by a Fund and any deferred or prepaid expense shown as an asset on such
                                        Fund's books.

ASSETS LIST.........................    A list of securities and other Assets and Known Liabilities of or attributable to the Target Fund as of the date provided.

BOARD...............................    The Board of Trustees of Funds Trust.

CLOSING DATE........................    July 18, 2008, or such other date as the parties may agree to in writing with respect to the Reorganization.

CORRESPONDING TARGET CLASS..            The Target share class set forth opposite an Acquiring Class in the chart on the first page of this Plan.

EFFECTIVE TIME......................    9:00 a.m. Eastern Time on the first business day following the Closing Date of the Reorganization, or such other time and date as the parties may agree to in writing.

FUND................................    The Acquiring Fund or the Target Fund.

KNOW, KNOWN OR KNOWLEDGE............    Known after reasonable inquiry.

LIABILITIES.........................    All liabilities of, allocated or attributable to, a Fund, whether Known or unknown, accrued or unaccrued, absolute or contingent or conditional or unmatured.

MATERIAL AGREEMENTS.................    The agreements set forth in Schedule A, as it may be amended from time to time.

REORGANIZATION DOCUMENTS............    Such bills of sale, assignments, and other instruments of transfer as Funds
                                        Trust deems desirable for the Target Fund to transfer to the Acquiring Fund all rights and title to and interest in the Target Fund's Assets and
                                        Liabilities and for the Acquiring Fund to assume the Target Fund's Assets and Liabilities.

SCHEDULE A..........................    Schedule A to this Plan, as may be amended from time to time.

TARGET FINANCIAL STATEMENTS.........    The audited financial statements of the Target Fund for its most recently completed fiscal year and the unaudited financial

                                        statements of the Target Fund for its most recently completed semi-annual period.

VALUATION TIME......................    The time on the Reorganization's Closing Date, the business day immediately preceding the Closing Date if the Closing Date is not a business day or such other time as the parties may agree to in writing, that Funds Trust determines the net asset value of the shares of the Acquiring Fund and determines the value of the Assets of or attributable to the Target Fund, net of known Liabilities.  Unless otherwise agreed to in writing, the
                                        Valuation Time of a Reorganization shall be the time of day then set forth in the Acquiring Fund's and Target Fund's Registration Statement on Form
                                        N-1A as the time of day at which net asset value is calculated.

     2. REGULATORY FILINGS. Funds Trust shall prepare and file any required filings including, without limitation, filings with state or foreign securities regulatory authorities.

     3. TRANSFER OF TARGET FUND ASSETS. Funds Trust shall take the following steps with respect to the Reorganization:

          (a) At the Effective Time, Funds Trust shall assign, transfer, deliver and convey all of the Target Fund's Assets to the Acquiring Fund on the bases described in Subsection 3(c) of this Plan. Funds Trust shall then accept the Target Fund's Assets and assume the Target Fund's Liabilities such that at and after the Effective Time (i) all of the Target Fund's Assets at or after the Effective Time shall become and be the Assets of the Acquiring Fund and (ii) all of the Target Fund's Liabilities at the Effective Time shall attach to the Acquiring Fund, and be enforceable against the Acquiring Fund to the same extent as if initially incurred by the Acquiring Fund.

          (b) Within a reasonable time prior to the Closing Date, the Target Fund shall provide, if requested, its Assets List to the Acquiring Fund. The Target Fund may sell any investment on the Assets List prior to the Target Fund's Valuation Time. After the Target Fund provides the Assets List, the Target Fund will notify the Acquiring Fund of its purchase or incurrence of additional investments or of any additional encumbrances, rights, restrictions or claims not reflected on the Assets List, within a reasonable time period after such purchase or incurrence. Within a reasonable time after receipt of the Assets List and prior to the Closing Date, the Acquiring Fund will advise the Target Fund in writing of any investments shown on the Assets List that the Acquiring Fund has reasonably determined to be impermissible or inconsistent with the investment objective, policies and restrictions of the Acquiring Fund.

          (c) Funds Trust shall assign, transfer, deliver and convey the Target Fund's Assets to the Acquiring Fund at the Reorganization's Effective Time on the following bases:

               (1) In exchange for the transfer of the Assets, Funds Trust shall simultaneously issue and deliver to the Target Fund full and fractional shares of beneficial interest of each Acquiring Class. Funds Trust shall determine the number of shares of each Acquiring Class to issue by dividing the value of the Assets net of Known Liabilities attributable to the Corresponding Target Class by the net asset value of one Acquiring Class share. Based on this calculation, Funds Trust shall issue shares of beneficial interest of each Acquiring Class with an aggregate net asset value equal to the value of the Assets net of Known Liabilities of the Corresponding Target Class. Because the C&B Large Cap Value Fund and Index Fund are feeder funds that invest all of their assets in a master portfolio of Wells Fargo Master Trust, the Reorganization contemplates that the C&B Large Cap Value Fund and Index Fund will transfer their assets to their respective master portfolio as an in-kind contribution in exchange for interests in the master portfolio.

               (2) The parties shall determine the net asset value of the Acquiring Fund shares to be delivered, and the value of the Assets to be conveyed net of Known Liabilities, as of the Valuation Time substantially in accordance with Funds Trust current valuation procedures. The parties shall make all computations to the fourth decimal place or such other decimal place as the parties may agree to in writing.

               (3) Funds Trust shall cause its custodian to transfer the Target Fund's Assets with good and marketable title to the account of the Acquiring Fund. Funds Trust shall cause its custodian to transfer all cash in the form of immediately available funds. Funds Trust shall cause its custodian to transfer any Assets that were not transferred to the Acquiring Fund's account at the Effective Time to the Acquiring Fund's account at the earliest practicable date thereafter.

     4. LIQUIDATION AND TERMINATION OF TARGET FUND AND REGISTRATION OF SHARES. Funds Trust also shall take the following steps for the Reorganization:

          (a) At or as soon as reasonably practical after the Effective Time, Funds Trust shall dissolve and liquidate the Target Fund, and terminate the Target Fund as an authorized series of Funds Trust, in accordance with applicable law and its Declaration of Trust by transferring to shareholders of record of each Corresponding Target Class full and fractional shares of beneficial interest of the Acquiring Class equal in value to the shares of the Corresponding Target Class held by the shareholder. Each shareholder also shall have the right to receive any unpaid dividends or other distributions that Funds Trust declared with respect to the shareholder's Corresponding Target Class shares before the Effective Time. Funds Trust shall record on its books the ownership by the shareholders of the Acquiring Fund shares; Funds Trust shall simultaneously redeem and cancel on its books all of the issued and outstanding shares of each Corresponding Target Class. Funds Trust does not issue certificates representing Fund shares, and shall not be responsible for issuing certificates to shareholders of the Target Funds. Funds Trust shall wind up the affairs of the Target Fund.

          (b) If a former Target Fund shareholder requests a change in the registration of the shareholder's Acquiring Fund shares to a person other than the shareholder, Funds Trust shall require the shareholder to (i) furnish Funds Trust an instrument of transfer properly endorsed, accompanied by any required signature guarantees and otherwise in proper form for transfer; and

(ii) pay to the Acquiring Fund any transfer or other taxes required by reason of such registration or establish to the reasonable satisfaction of Funds Trust that such tax has been paid or does not apply.

     5. REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF FUNDS TRUST. Funds Trust, on behalf of itself, and, as appropriate, the Target Fund and the Acquiring Fund, represents and warrants to, and agrees with, the Acquiring Fund and the Target Fund, respectively as follows:

          (a) Funds Trust is a statutory trust duly created, validly existing and in good standing under the laws of the State of Delaware. The Board duly established and designated each Fund as a series of Funds Trust and each Acquiring Class as a class of the Acquiring Fund. Funds Trust is an open-end management investment company registered with the SEC under the 1940 Act.

          (b) Funds Trust has the power and all necessary federal, state and local qualifications and authorizations to own all of its properties and Assets, to carry on its business as described in its Registration Statement on Form N-1A as filed with the SEC, to enter into this Plan and to consummate the transactions contemplated herein.

          (c) The Board has duly authorized execution and delivery of the Plan and the transactions contemplated herein, subject to Target Fund shareholder approvals as required. Duly authorized officers of Funds Trust have executed and delivered the Plan. The Plan represents a valid and binding contract, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization, arrangement, moratorium and other similar laws of general applicability relating to or affecting creditors' rights and to general equity principles. The execution and delivery of this Plan does not, and the consummation of the transactions contemplated by this Plan will not, violate the Declaration of Trust of Funds Trust or any Material Agreement. Funds Trust does not need to take any other action to authorize its officers to effectuate the Plan and the transactions contemplated herein.

          (d) Each Fund has qualified as a "regulated investment company" under
Part I of Subchapter M of Subtitle A, Chapter 1, of the Code in respect of each taxable year since the commencement of its operations, and will continue to so qualify until the Effective Time.

          (e) Funds Trust has duly authorized the Acquiring Fund shares to be issued and delivered to the Target Fund as of the Target Fund's Effective Time. When issued and delivered, the Acquiring Fund shares shall have been registered for sale under the 1933 Act and shall be duly and validly issued, fully paid and non-assessable, and no shareholder of the Acquiring Fund shall have any preemptive right of subscription or purchase in respect of them. There are no outstanding options, warrants or other rights to subscribe for or purchase any Acquiring Fund shares, nor are there any securities convertible into Acquiring Fund shares.

          (f) Each Fund is in compliance in all material respects with all applicable laws, rules and regulations, including, without limitation, the 1940 Act, the 1933 Act, the 1934 Act and all applicable state securities laws. Each Fund is in compliance in all material respects with the investment policies and restrictions applicable to it set forth in the Form N-1A Registration Statement currently in effect. The value of the Assets net of Known Liabilities of the Acquiring

Fund has been determined using portfolio valuation methods that comply in all material respects with the requirements of the 1940 Act and the policies of such Acquiring Fund.

          (g) Funds Trust does not know of any claims, actions, suits, investigations or proceedings of any type pending or threatened against Funds Trust or any Fund or its Assets or businesses. There are no facts that Funds Trust currently has reason to believe are likely to form the basis for the institution of any such claim, action, suit, investigation or proceeding against Funds Trust or any Fund. For purposes of this provision, investment underperformance or negative investment performance shall not be deemed to constitute such facts, provided all required performance disclosures have been made. Neither Funds Trust nor any Fund is a party to or subject to the provisions of any order, decree or judgment of any court or governmental body that adversely affects, or is reasonably likely to adversely affect, its financial condition, results of operations, business, properties or Assets or its ability to consummate the transactions contemplated by this Plan.

          (h) Funds Trust is not a party to any contracts, agreements, franchises, licenses or permits relating to the Funds except those entered into or granted in the ordinary course of its business, in each case under which no material default exists. All contracts and agreements that are material to the business of the Funds are listed on Schedule A. Funds Trust is not a party to or subject to any employee benefit plan, lease or franchise of any kind or nature whatsoever on behalf of any Fund.

          (i) Funds Trust has timely filed all tax returns, for the Funds for all of their taxable years to and including their most recent taxable year required to be filed on or before the date of this Plan, and has paid all taxes payable pursuant to such returns. To the Knowledge of Funds Trust, no such tax return has been or is currently under audit and no assessment has been asserted with respect to any return. Funds Trust will file all of the Fund's tax returns for all of their taxable periods ending on or before the Closing Date not previously filed on or before their due dates (taking account of any valid extensions thereof).

          (j) Since the date of the Target Fund Financial Statements and the Acquiring Fund Financial Statements, there has been no material adverse change in the financial condition, business, properties or Assets of the Target Fund or Acquiring Fund, respectively. For purposes of this provision, investment underperformance, negative investment performance or net redemptions shall not be deemed to constitute such facts, provided all customary performance disclosures have been made.

          (k) The Target Fund Financial Statements and the Acquiring Fund Financial Statements, fairly present the financial position of the Acquiring Fund as of the Fund's most recent fiscal year-end and the results of the Fund's operations and changes in the Fund's net assets for the periods indicated. The Target Fund Financial Statements and the Acquiring Fund Financial Statements have been prepared in accordance with generally accepted accounting principles consistently applied.

          (l) To the Knowledge of Funds Trust, neither the Target Fund nor the Acquiring Fund has any Liabilities, whether or not determined or determinable, other than Liabilities disclosed or provided for in the Target Fund Financial Statements and the Acquiring Fund Financial Statements, respectively, or Liabilities incurred in the ordinary course of business.

          (m) Except as otherwise provided herein, Funds Trust shall operate the business of each Fund in the ordinary course between the date hereof and the Effective Time, it being agreed that such ordinary course of business will include the declaration and payment of dividends and distributions approved by the Board in anticipation of the Reorganization. Notwithstanding the foregoing, each Fund shall (i) complete all measures prior to the Effective Time to ensure that the Reorganization qualifies as a "reorganization" within the meaning of
Section 368(a) of the Code; and (ii) take all other appropriate action necessary to ensure satisfaction of representations in certificates to be provided to Proskauer Rose LLP in connection with their opinion described in Section 6(d), regardless of whether any measures or actions described in this sentence are in the ordinary course.

     6. CONDITIONS TO FUNDS TRUST OBLIGATIONS. The obligations of Funds Trust with respect to the Reorganization shall be subject to the following conditions precedent:

          (a) As required, the Target Fund shall have obtained the approval of this Plan and the transactions contemplated herein by the vote of a "majority of the outstanding voting securities" (as defined in the 1940 Act) of the Target Fund.

          (b) Funds Trust shall have duly executed and delivered the Target Fund Reorganization Documents.

          (c) All representations and warranties of Funds Trust made in this Plan that apply to the Reorganization shall be true and correct in all material respects as if made at and as of the Valuation Time and the Effective Time.

          (d) Funds Trust on behalf of itself and, as appropriate, the Target Fund and the Acquiring Fund, shall have delivered to Funds Trust/the Acquiring Fund and the Target Fund, respectively, a certificate dated as of the Closing Date and executed in its name by its Treasurer or Secretary stating that the representations and warranties of Funds Trust in this Plan that apply to the Reorganization are true and correct at and as of the Valuation Time.

          (e) Funds Trust shall have received an opinion dated as of the Closing Date in a form reasonably satisfactory to it of Proskauer Rose LLP, upon which each Fund and its shareholders may rely, based upon representations reasonably acceptable to Proskauer Rose LLP made in certificates provided by Funds Trust, on behalf of itself and each Fund, the Funds' affiliates and/or principal shareholders to Proskauer Rose LLP, substantially to the effect that the Reorganization will qualify as a "reorganization" within the meaning of Section 368(a) of the Code, and each Fund will be a "party to a reorganization," within the meaning of Section 368(b) of the Code, with respect to the Reorganization.

          (f) No action, suit or other proceeding shall be threatened or pending before any court or governmental agency in which it is sought to restrain or prohibit or obtain damages or other relief in connection with the Reorganization.

          (g) The SEC shall not have issued any unfavorable advisory report under Section 25(b) of the 1940 Act nor instituted any proceeding seeking to enjoin consummation of the Reorganization under Section 25(c) of the 1940 Act.

          (h) Funds Trust shall have performed and complied in all material respects with each of its agreements and covenants required by this Plan to be performed or complied with by it prior to or at the Reorganization's Valuation Time and Effective Time.

          (i) Except to the extent prohibited by Rule 19b-1 under the 1940 Act, prior to the Valuation Time, the Target Fund shall have declared a dividend or dividends, with a record date and ex-dividend date prior to the Valuation Time, which, together with all previous dividends, shall have the effect of distributing to the Target Fund shareholders all of its previously undistributed
(i) "investment company taxable income" within the meaning of Section 852(b) of the Code (determined without regard to Section 852(b)(2)(D) of the Code, (ii) amounts equal to, in the aggregate, the excess of (A) the amount specified in
Section 852(a)(1)(B)(i) of the Code over (B) the amount specified in Section 852(a)(1)(B)(ii) of the Code, and (iii) net capital gain (within the meaning of Section 1222(11) of the Code), if any, realized in taxable periods or years ending on or before the Effective Time.

          (j) The Board of Funds Trust shall not have terminated this Plan with respect to the Reorganization pursuant to Section 8 of this Plan.

     7. SURVIVAL OF REPRESENTATIONS AND WARRANTIES. The representations and warranties of Funds Trust shall survive the completion of the transactions contemplated herein.

     8. TERMINATION OF PLAN. The Board may terminate this Plan with respect to the Acquiring Fund or Target Fund, as appropriate, by majority vote, if: (i) the conditions precedent set forth in Section 6, are not satisfied on the Closing Date; or (ii) it becomes reasonably apparent to the Board that such conditions precedent will not be satisfied on the Closing Date.

     9. GOVERNING LAW. This Plan and the transactions contemplated hereby shall be governed, construed and enforced in accordance with the laws of the State of Delaware, except to the extent preempted by federal law, without regard to conflicts of law principles.

     10. EXPENSES. Funds Trust shall cause the expenses of the Reorganization to be borne by Wells Fargo Funds Management, LLC

     11. AMENDMENTS. The Reorganization of certain Target Funds, as indicated on the chart on page one of this Plan, requires shareholder approval. Funds Trust may, by agreement in writing authorized by the Board, amend this Plan with respect to the Reorganization at any time, including, with respect to any Target Fund whose shareholders are being asked to approve the Reorganization, before or after such Target Fund's shareholders approve of the Reorganization. After a Target Fund's shareholders approve a Reorganization, however, Funds Trust may not amend this Plan in a manner that materially adversely affects the interests of the Target Fund's shareholders with respect to that Reorganization. This Section shall not preclude Funds Trust from changing the Closing Date or the Effective Time of a Reorganization.

     12. WAIVERS. At any time prior to the Closing Date, Funds Trust may by written instrument signed by it (i) waive the effect of any inaccuracies in the representations and warranties made to it contained herein and (ii) waive compliance with any of the agreements, covenants or conditions made for its benefit contained herein. Funds Trust agrees that any waiver shall apply only to the particular inaccuracy or requirement for compliance waived, and not any other or future inaccuracy or lack of compliance.

     13. LIMITATION ON LIABILITIES. The obligations of Funds Trust and each Fund shall not bind any of the Trustees, shareholders, nominees, officers, agents, or employees of Funds Trust personally, but shall bind only the Assets and property of the particular Fund. The execution and delivery of this Plan by the officers of Funds Trust shall not be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the Assets and the property of the Acquiring Fund or the Target Fund, as appropriate.

     14. GENERAL. This Plan supersedes all prior agreements between the parties (written or oral), is intended as a complete and exclusive statement of the terms of the agreement between the parties and may not be changed or terminated orally. The headings contained in this Plan are for reference only and shall not affect in any way the meaning or interpretation of this Plan. Nothing in this Plan, expressed or implied, confers upon any other person any rights or remedies under or by reason of this Plan. Neither party may assign or transfer any right or obligation under this Plan without the written consent of the other party.

     IN WITNESS WHEREOF, the parties hereto have caused their duly authorized officers designated below to execute this Plan as of the date first written above.


                                    WELLS FARGO FUNDS TRUST
                                    for itself and on behalf of the Target Funds and on behalf of the Acquiring Funds

ATTEST:


________________________________    By: ________________________________
Name:  C. David Messman                 Name:  Karla M. Rabusch
Title: Secretary                        Title: President

                                   SCHEDULE A

                               MATERIAL AGREEMENTS

THE FOLLOWING AGREEMENTS SHALL BE MATERIAL AGREEMENTS:

Amended and Restated Investment Advisory Agreement between Wells Fargo Funds Management, LLC ("Wells Fargo Funds Management") and Wells Fargo Funds Trust, dated August 6, 2003, and amended October 1, 2005, with Schedule A amended March 28, 2008.

Investment Sub-Advisory Agreement among Wells Fargo Funds Trust, Wells Fargo Funds Management, and Artisan Partners Limited Partnership, dated February 1, 2005, with Appendix B amended November 8, 2005.

Investment Sub-Advisory Agreement among Wells Fargo Funds Trust, Wells Fargo Funds Management, and Cooke & Bieler, L.P., dated March 24, 2004, with Appendix A amended November 8, 2005.

Investment Sub-Advisory Agreement among Wells Fargo Funds Trust, Wells Fargo Funds Management, and LSV Asset Management, dated February 1, 2005.

Investment Sub-Advisory Agreement among Wells Fargo Funds Trust, Wells Fargo Funds Management, and New Star Institutional Managers Limited, dated February 1, 2005, with Appendix A and Schedule A amended December 1, 2007.

Investment Sub-Advisory Agreement among Wells Fargo Funds Trust, Wells Fargo Funds Management, and Wells Capital Management Incorporated, dated March 1, 2001, with Appendix A and Schedule A amended December 1, 2007.

Distribution Agreement between Wells Fargo Funds Distributor, LLC and Wells Fargo Funds Trust, dated April 8, 2005, with Schedule I amended December 1, 2007.

Distribution Plan adopted pursuant to Rule 12b-1 under the Investment Company Act of 1940 approved by the Board of Wells Fargo Funds Trust on March 26, 1999, with Appendix A amended March 28, 2008.

Rule 18f-3 Multi-Class Plan adopted by the Board of Wells Fargo Funds Trust on March 26, 1999 and amended February 7, 2007, with Appendix A amended February 7, 2008, and Appendix B amended November 8, 2006.

Amended and Restated Custody Agreement between Wells Fargo Bank, N.A. and Wells Fargo Funds Trust dated August 10, 2004, with Appendix A amended December 1, 2007.

Amended and Restated Accounting Services Agreement among PFPC, Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Variable Trust dated May 10, 2006, with Exhibit A amended February 6, 2008.

Administration Agreement between Wells Fargo Funds Management and Wells Fargo Funds Trust dated March 1, 2003, with Appendix A amended March 31, 2008.

Transfer Agency and Service Agreement between Boston Financial Data Services, Inc. and Wells Fargo Funds, dated April 11, 2005, with Schedule A amended December 1, 2007.

Shareholder Servicing Plan adopted by the Board of Wells Fargo Funds Trust adopted on March 26, 1999, with Appendix A amended March 28, 2008.

Amended and Restated Fee and Expense Agreement among Wells Fargo Funds Trust, Wells Fargo Master Trust and Wells Fargo Funds Management, dated March 30, 2007, with Schedule A amended March 31, 2008.

Amended and Restated Joint Fidelity Bond Allocation Agreement among Wells Fargo Funds Trust, Wells Fargo Variable Trust and Wells Fargo Master Trust dated May 1, 2006, with Appendix A amended March 21, 2008.

Securities Lending Agency Agreement among Wells Fargo Funds Trust, Wells Fargo Master Trust, Wells Fargo Variable Trust, Wells Fargo Funds Management and Wells Fargo Bank, N.A. dated August 9, 2006, with Schedule I amended December 1, 2007.



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